UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material pursuant to §240.14a-12

NYMEX Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

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YOUR VOTE IS REQUESTED

PLEASE VOTE YOUR PROXY TODAY

REMINDER NOTICE

August 5, 2008

The Special Meeting of Stockholders of NYMEX Holdings, Inc. to be held on August 18, 2008 is rapidly approaching. Please note you may have received multiple proxy cards or voting instruction forms depending on how your shares are held. Please vote today each proxy or voting instruction form you have received. Telephone and Internet voting are available as set forth in the enclosed materials.

YOUR VOTE IS IMPORTANT

Our records indicate we have not yet received your vote for this important meeting. The adoption of the Amended Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of NYMEX Holdings common stock. Accordingly, the vote of every stockholder is important. The failure to vote on the merger proposal is equivalent to a vote against the merger with CME Group. We urge you to vote your proxy or voting instruction form today.

The NYMEX Holdings board of directors recommends that the NYMEX Holdings stockholders vote “FOR” the adoption of the Amended Merger Agreement and the proposal to adjourn the special meeting of NYMEX Holdings stockholders, if necessary, to solicit additional proxies.

A MAJORITY OF THE SHARES OF NYMEX HOLDINGS COMMON

STOCK OUTSTANDING MUST VOTE “FOR” THE ADOPTION OF THE

AMENDED MERGER AGREEMENT IN ORDER TO APPROVE THE

MERGER WITH CME GROUP

Upon completion of the merger with CME Group, each issued and outstanding share of NYMEX Holdings common stock will be converted into the right to receive, at the election of each NYMEX Holdings stockholder and subject to proration as described in the joint proxy statement/prospectus, dated July 21, 2008 (the “Joint Proxy Statement”), consideration in the form of CME Group Class A common stock or cash.

The cash consideration per share of NYMEX Holdings common stock for which a valid cash election has been made will be equal to the sum of (i) $36.00 plus (ii) the product of (a) 0.1323 and (b) the average closing sale price, rounded to four decimal places, of CME Group Class A common stock on the Nasdaq Global Select Market for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the merger (the “Average CME

Group Share Price”). The stock consideration per share of NYMEX Holdings common stock for which a valid stock election has been made will be a number of shares of CME Group Class A common stock equal to the cash consideration per share divided by the Average CME Group Share Price. The allocation of cash and stock consideration to be paid to NYMEX Holdings stockholders is subject to proration as described in the Joint Proxy Statement.

We have enclosed a duplicate proxy card and instructions for voting by telephone or Internet for your convenience. Please participate by voting your shares today – by telephone, via the Internet, or please sign, date and return the enclosed proxy or voting instruction form in the postage-paid return envelope provided.

If you have any questions or need assistance voting your proxy, please call D. F. King & Co., Inc., which is assisting NYMEX Holdings, toll-free at 1-800-758-5378.

Thank you for voting and for your cooperation and continued support.

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT

Please vote your proxy or voting instruction form today. Internet and telephone voting are available. Kindly refer to your proxy card or voting instruction form for instructions. Street name stockholders: please call the person responsible for your account at your bank, broker or custodian and provide instructions to vote your shares “FOR” the merger. Your bank, broker or custodian cannot vote your shares on the proposals unless it receives your specific instructions. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting NYMEX Holdings, toll-free at 1-800-758-5378.

YOUR VOTE IS REQUESTED

PLEASE VOTE YOUR PROXY TODAY

REMINDER NOTICE

August 5, 2008

The Special Meeting of Class A Members of New York Mercantile Exchange, Inc. to be held on August 18, 2008 is rapidly approaching. Please vote today each proxy you have received. Telephone and Internet voting are available as set forth in the enclosed materials.

YOUR VOTE IS IMPORTANT

Our records indicate we have not yet received your proxy for this important meeting. The approval of the NYMEX Amended Charter and the NYMEX Amended Bylaws requires the affirmative vote of the holders of 75% of the outstanding NYMEX Class A Memberships. Accordingly, the vote of every NYMEX Class A Member is important. The failure by NYMEX Class A Members to vote on the charter and bylaw proposals is equivalent to a vote against the NYMEX Amended Charter and the NYMEX Amended Bylaws. We urge you to vote your proxy today.

IF YOU ARE A NYMEX HOLDINGS STOCKHOLDER AS WELL AS A NYMEX CLASS A MEMBER, YOU MUST VOTE SEPARATELY PRIOR TO OR AT THE SPECIAL MEETING OF NYMEX HOLDINGS STOCKHOLDERS IN YOUR CAPACITY AS A NYMEX HOLDINGS STOCKHOLDER AND PRIOR TO OR AT THE SPECIAL MEETING OF NYMEX CLASS A MEMBERS IN YOUR CAPACITY AS A NYMEX CLASS A MEMBER.

We have enclosed a duplicate proxy card and instructions for voting by telephone or Internet for your convenience. Please participate by voting your proxy card today – by telephone, via the Internet, or please sign, date and return the enclosed proxy card in the postage-paid return envelope provided.

If you have any questions or need assistance voting your proxy, please call D. F. King & Co., Inc., which is assisting NYMEX Holdings, toll-free at 1-800-758-5378.

Thank you for voting and for your cooperation and continued support.

PLEASE ACT TODAY TO VOTE YOUR PROXY